SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 25, 2002



                          FIVE STAR QUALITY CARE, INC.
               (Exact name of registrant as specified in charter)




          Maryland                    001-16817               04-3516029
(State or other jurisdiction         (Commission           (I.R.S. employer
     of incorporation)               file number)       identification number)




400 Centre Street, Newton, Massachusetts                       02458
(Address of principal executive offices)                     (Zip code)




        Registrant's telephone number, including area code: 617-796-8387

Item 2.    Acquisition or Disposition of Assets.

         On October 25, 2002, Five Star Quality Care, Inc. ("we," "us" or "Five Star," which term includes our consolidated subsidiaries unless the context requires otherwise), Senior Housing Properties Trust ("Senior Housing"), Constellation Health Services, Inc. and certain of its subsidiaries (collectively "CHSI") completed the transactions contemplated by a Purchase and Sale Agreement dated August 26, 2002, between Senior Housing and CHSI, as amended by the First Amendment to Purchase and Sale Agreement dated October 25, 2002, among Five Star, Senior Housing and CHSI ( as amended, the "Purchase Agreement"). Under the Purchase Agreement, we and SNH acquired assets of CHSI consisting of 15 senior living communities that have an aggregate of 1,016 units, as more fully described below.

         We acquired seven senior living communities directly from CHSI (collectively, the "Five Star Communities"). Senior Housing acquired eight other senior living communities (the "Leased Communities") and we acquired certain operating assets and liabilities of the Leased Communities and entered into a lease with Senior Housing for the Leased Communities.

         We and Senior Housing are jointly and severally liable for the obligations and liabilities under the Purchase Agreement. Except as otherwise provided in our lease for the Leased Communities, we and Senior Housing have agreed that we will each have all of the rights and remedies, perform all of the obligations, and assume the liabilities, each under the Purchase Agreement, relating to the Five Star Communities and the Leased Communities, respectively.

         The purchase price paid to CHSI pursuant to the Purchase Agreement was $77.15 million, comprised of cash and the assumption of certain liabilities relating to the 15 senior living communities. We paid $27 million of the Purchase Agreement's total purchase price by assuming $15.8 million of HUD insured mortgage debt encumbering one of the Five Star Communities and by paying CHSI the balance of $11.2 million in cash.

         Simultaneously with the closing under the Purchase Agreement: (i) we sold to Senior Housing our senior living community located in Overland Park, Kansas, for approximately $12.7 million in cash; and (ii) we leased from Senior Housing the Leased Communities and the property located in Overland Park, Kansas.

         The material terms of our lease with Senior Housing for the Leased Communities and Overland Park are substantially the same as our existing leases with Senior Housing, except as follows: We are required to pay to Senior Housing for the Leased Communities and Overland Park minimum rent equal to $6.285 million per year. In addition, starting in 2005, we are required to pay additional rent with respect to each lease year in an amount equal to four percent (4%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2004. The initial term of the lease is for 17 years, expiring December 31, 2019. We have the option to renew the lease for all, but not less than all, of the Leased Communities and Overland Park for one renewal term of 15 years thereafter.

         We intend to continue to operate the 15 CHSI communities acquired as senior living communities.

         All of our directors, except for Dr. Bruce M. Gans, are trustees of Senior Housing. Our president and treasurer are also employees of Reit Management & Research LLC ("RMR"), the investment manager to Senior Housing. RMR also provides certain administrative services to us. Gerard M. Martin and Barry
M. Portnoy, our two managing directors, are directors and 50% owners of RMR. Substantially all of our properties are leased from Senior Housing. Messrs. Martin and Portnoy also own the building in which our headquarters are located, and we lease the headquarters under a lease expiring in 2011. We have previously disclosed other relationships between us, Messrs. Martin and Portnoy and Senior Housing in our Annual Report on Form 10-K for the year ended December 31, 2001.



                  WARNING REGARDING FORWARD LOOKING STATEMENTS

         THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS REGARDING FIVE STAR'S INTENTION TO CONTINUE TO OPERATE THE NEWLY ACQUIRED COMMUNITIES AS SENIOR LIVING COMMUNITIES. FIVE STAR MAY BE UNABLE OR UNWILLING TO CONTINUE TO OPERATE THE NEWLY ACQUIRED COMMUNITIES AS SENIOR LIVING COMMUNITIES. SIMILARLY, THE OPERATION OF THE NEWLY ACQUIRED COMMUNITIES OR OTHER ASPECTS OF FIVE STAR'S BUSINESS MAY PRODUCE OPERATING LOSSES WHICH MAKE IT IMPOSSIBLE FOR FIVE STAR TO PAY RENT TO SENIOR HOUSING. FORWARD LOOKING STATEMENTS ARE EXPRESSIONS OF FIVE STAR'S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial  Statements.  The financial  statements  required by
                  Item 7(a) are not included in this initial Current Report on Form 8-K and will be filed by amendment within 75 days of October 25, 2002.

         (b) Pro Forma Financial Information. Five Star Quality Care, Inc. sold a property located in Overland Park, Kansas, and the pro forma financial information relating to this disposition is set forth below. The other pro forma financial information required by Item 7(b) relating to our acquisition and lease of senior living communities is not included in this initial Current Report on Form 8-K and will be filed by amendment within 75 days of October 25, 2002.

                                                                          PAGE

  Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2002         F-2

  Unaudited Pro Forma Consolidated Statement of Operations for
  the year ended December 31, 2001                                        F-3

  Unaudited Pro Forma Consolidated Statement of Operations for
  the six months ended June 30, 2002                                      F-4

  Notes to Unaudited Pro Forma Consolidated Financial Statements     F-5 to F-9



          (c)     Exhibits.

2.1 Purchase and Sale Agreement, dated as of August 26, 2002, by and among Constellation Health Services, Inc. and certain of its subsidiaries, as Seller, and Constellation Real Estate Group, Inc., as Guarantor, and Senior Housing Properties Trust, as Buyer.

2.2 First Amendment to Purchase and Sale Agreement, dated as of October 25, 2002, by and among Constellation Health Services, Inc. and certain of its subsidiaries, as Seller, and Senior Housing Properties Trust and Five Star Quality Care, Inc., collectively as Buyer.

2.3 Lease Agreement, dated as of October 25, 2002, by and between SNH CHS Properties Trust, as Landlord, and FVE-CHS LLC, as Tenant.

Item 7(b).  Pro Forma Financial Information.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The unaudited pro forma balance sheet at June 30, 2002, presents the financial position of Five Star as if the sale/leaseback of its facility located in Overland Park, Kansas had been completed as of June 30, 2002, as described in the notes thereto. The unaudited pro forma statement of operations for the six months ended June 30, 2002, presents the results of operations of Five Star as if its acquisition of five senior living communities and the sale/leaseback of its facility located in Overland Park, Kansas had been completed as of January 1, 2001, as described in the notes thereto. The unaudited pro forma statement of operations for the year ended December 31, 2001, presents the results of operations of Five Star as if the events described in the immediately preceeding sentence, its merger with FSQ, Inc., the commencement of its lease of 31 facilities from Senior Housing Properties Trust managed by Marriott Senior Living Services, Inc., its offering of 3,823,300 shares of its common stock, and its spin-off from Senior Housing had been completed as of January 1, 2001, as described in the notes thereto.

         The unaudited pro forma financial statements and related notes do not reflect our acquisition of seven senior living communities from CHSI and our lease of eight additional senior living communities from Senior Housing, each of which were formerly owned and operated by CHSI (the "CHSI Transaction"). Our sale/leaseback of the Overland Park facility with Senior Housing was done in order to finance our acquisition of the seven senior living communities previously owned and operated by CHSI.

         These unaudited pro forma financial statements do not represent our financial condition or results of operations for any future date or period. Actual future results may be materially different from pro forma results. Differences could arise from many factors, including, but not limited to, those related to our operations as a separate public company, competition in our business, the impact of changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our facilities, our ability to control operating expenses and our capital structure and other changes. These unaudited pro forma financial statements should be read in connection with our audited financial statements and the related Management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the year ended December 31, 2001. In addition, in connection with these unaudited pro forma financial statements, you should read the financial statements of the 31 Marriott facilities, as owned and operated by Crestline Capital Corporation and which are entitled CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust, as well as the financial statements of ILM II Senior Living, Inc. and ILM II Lease Corporation, the owner and operator, respectively, of the five communities we acquired, each of which are included in our Registration Statement on Form S-1, File No. 333-83648.



                                            Five Star Quality Care, Inc.
                                   Unaudited Pro Forma Consolidated Balance Sheet
                                                  At June 30, 2002
                                  (amounts in thousands, except per share amounts)

                                                                               Adjustments
                                                                               -----------
                                                                                Overland
                                                                                  Park
                                                        Historical                Sale                 Pro Forma
                                                        ----------                ----                 ---------
                                                                                  (A)

ASSETS

Current assets
Cash                                                    $   4,983               $  12,700               $  17,683
Accounts receivable, net                                   27,388                    --                    27,388
Due from Marriott Senior Living Services                   12,722                    --                    12,722
Prepaid expenses and other current assets                   4,009                    --                     4,009
                                                        ---------               ---------               ---------
Total current assets                                       49,102                  12,700                  61,802

Restricted cash                                             4,318                    --                     4,318
Fixed assets, net                                          50,455                 (12,663)                 37,792
                                                        ---------               ---------               ---------
Total assets                                            $ 103,875               $      37               $ 103,912
                                                        =========               =========               =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses                   $  16,823               $    --                 $  16,823
Accrued compensation                                        5,858                    --                     5,858
Accrued real estate taxes                                   1,519                    --                     1,519
Due to affilates, net                                          20                    --                        20
Other liabilities                                             542                    --                       542
                                                        ---------               ---------               ---------
Total current liabilities                                  24,762                    --                    24,762

Long term liabilities                                      11,568                      37                  11,605

Shareholders' equity
   Common stock, par value $0.01 per share                     85                    --                        85
   Additonal paid in capital                               78,948                    --                    78,948
   Accumulated deficit                                    (11,488)                   --                   (11,488)
                                                        ---------               ---------               ---------
Total shareholders' equity                                 67,545                    --                    67,545

Total liabilities and shareholders' equity              $ 103,875               $      37               $ 103,912
                                                        =========               =========               =========



                                                    Five Star Quality Care, Inc.
                                      Unaudited Pro Forma Consolidated Statement of Operations
                                                For the Year ended December 31, 2001
                                          (amounts in thousands, except per share amounts)



                                                          Spin-Off        Lease of 31 Marriott Facilities
                                                          and FSQ        --------------------------------     Offering
                                         Historical     Adjustments      Historical           Adjustments    Adjustments
                                         ----------     -----------      ----------           -----------    -----------
                                                                           (G)                                   (M)


Revenues                                 $ 229,235      $      --         $ 277,499           $     --          $ --      $ 506,734

EXPENSES
Property level operating costs and
   expenses                                211,850             --           185,042                 --            --        396,892
Depreciation and amortization                1,274            (868) (B)      24,155             (24,155) (H)      --            406
General and administrative                  15,627          (3,298) (C)      20,115                (307) (I)      --         32,137
Rent                                          --             7,000  (D)         --               63,000  (J)      --         70,000
FF&E Rent                                     --               --               --                7,354  (K)      --          7,354
Interest, net                                  (43)             43  (E)      19,335             (19,335) (L)      --            --
                                         ---------      ----------      -----------           ---------        -------    ---------
Total expenses                             228,708           2,877          248,647              26,557           --        506,789

Income (loss) before income taxes              527          (2,877)          28,852             (26,557)          --            (55)

Provision for income taxes                     --             (823)          10,098              (9,295)          --            (20)
                                         ---------      ----------      -----------           ---------        -------    ---------

Net Income                               $     527      $   (2,054)     $    18,754           $ (17,262)       $  --      $     (35)
                                         =========      ==========      ===========           =========        ======     =========

Weighted Average Shares Outstanding          4,374             250  (F)                                         3,823         8,447

Earnings per Share                       $    0.12



                                                April 1, 2002 Acquisition                        Overland
                                         ----------------------------------                        Park
                                             Historical     Adjustments                      Sale / Leaseback      Pro forma
                                             ----------     -----------                      ----------------      ---------
                                                                (N)


Revenues                                 $  14,217           $    --           $ 520,951         $     --          $ 520,951

EXPENSES
Property level operating costs and
   expenses                                  8,505                --             405,397               --            405,397
Depreciation and amortization                  313                722  (O)         1,441              (360) (R)        1,081
General and administrative                   1,462             (1,377) (P)        32,222               --             32,222
Rent                                         4,579             (4,579) (Q)        70,000             1,268  (S)       71,268
FF&E Rent                                      --                 --               7,354               --              7,354
Interest, net                                  --                 --                 --                --               --
                                         ---------           --------          ---------         ---------         ---------
Total expenses                              14,859             (5,234)           516,414               908           517,322

Income (loss) before income taxes             (642)             5,234              4,537              (908)            3,629

Provision for income taxes                    (225)             1,832              1,587              (318)            1,269 (T)
                                         ---------           --------          ---------         ---------         ---------

Net Income                               $    (417)          $  3,402            $ 2,950         $    (590)        $   2,360
                                         =========           ========          =========         =========         =========

Weighted Average Shares Outstanding                                                                                    8,447

Earnings per Share                                                                                                    $ 0.28




                                                 Five Star Quality Care, Inc.
                                   Unaudited Pro Forma Consolidated Statement of Operations
                                            For the six months ended June 30, 2002
                                       (amounts in thousands, except per share amounts)





                                                                                     April 1, 2002
                                                                                    Acquisition and
                                                                                     Overland Park
                                                               Historical           Sale / Leaseback             Pro Forma
                                                               ----------           ----------------             ---------
Revenues:
   Revenues from residents                                     $ 249,238             $   3,627    (U)            $ 252,865
   Interest income                                                   182                  --                           182
                                                               ---------             ---------                   ---------
                                                                 249,420                 3,627                     253,047

Expenses:
  Property level operating expenses                              201,157                 2,316    (U)              203,473
  Management fee to Marriott                                       8,056                  --                         8,056
  Rent expense                                                    36,977                   634    (V)               37,611
  General and administrative                                       7,690                  --                         7,690
  Depreciation                                                       671                  (180)   (W)                  491
  Impairment of assets                                             1,649                  --                         1,649
  Restructuring costs                                                112                  --                           112
  Spin off and merger expense, non recurring                       2,829                  --                         2,829
                                                               ---------             ---------                   ---------
Total expenses                                                   259,141                 2,770                     261,911

Loss from continuing operations before income taxes               (9,721)                  857                      (8,864)

Provision for income taxes                                          --                    --                          --
                                                               ---------             ---------                   ---------

Loss from continuing operations                                   (9,721)                  857                      (8,864)

Loss from discontinued operations                                   (978)                 --                          (978)
                                                               ---------             ---------                   ---------

Net loss                                                       $ (10,699)            $     857                   $  (9,842)
                                                               =========             =========                   =========

Weighted Average Shares Outstanding                                6,644                                             6,644

Basic and diluted loss per share from:
  Continuing operations                                        $   (1.46)                                        $   (1.33)
  Discontinued operations                                          (0.15)                                            (0.15)
                                                               ---------                                         ---------

Net loss per share                                             $   (1.61)                                        $   (1.48)
                                                               =========                                         =========



                          Five Star Quality Care, Inc.

               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                   STATEMENTS
                (amounts in thousands, except per share amounts)



Pro Forma Consolidated Balance Sheet Adjustments

A. Represents our sale of the unencumbered Overland Park facility to Senior Housing for cash in the amount of $12,700 on October 25, 2002. Adjustments equal cash received less book value of asset on October 25, 2002. Subsequent to the sale of this facility, we used this cash to purchase other facilities in the CHSI Transaction. Adjustments are calculated as follows:

              Cash received                                     $  12,700
              Book value as of October 25, 2002                    12,663
                                                                ---------
              Deferred Gain on sale of assets                   $      37
                                                                =========

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001

B. As part of the spin off from Senior Housing, we transferred substantially all of our real and personal property to Senior Housing, and then leased that property, and certain ancillary property was transferred by Senior Housing to us. This adjustment represents the elimination of historical depreciation expense from the real and personal property transferred by us to Senior Housing net of the depreciation expense from the real estate transferred to us, and the addition of depreciation expense related to fixed assets acquired by us in the FSQ, Inc. merger, calculated as follows:

Elimination of historical depreciation expense on assets transferred from us, net of depreciation
  expense on real estate transferred to us..........................................................      $(1,096)
Addition of FSQ, Inc. depreciation..................................................................          228
                                                                                                          -------

Total adjustment....................................................................................      $  (868)
                                                                                                          =======

C. In connection with our stabilization of facilities' operations which we assumed from former tenants of Senior Housing, we incurred certain costs which are not expected to recur. Also, as required by REIT tax rules applicable to Senior Housing and us during 2001, we engaged FSQ, Inc. to manage our facilities, and FSQ, Inc. purchased certain services from Reit Management & Research LLC. Since our acquisition of FSQ, Inc. we manage our facilities directly and have entered a shared services agreement with Reit Management to purchase the services previously provided by Reit Management to FSQ, Inc. The net adjustment to our general and administrative costs is intended to reflect these charges and is calculated as follows:

Elimination  of costs related to Senior  Housing's  repossession  of Mariner and Integrated
  facilities and our stabilization of operations which are not expected to recur(1)................                     $(4,167)
Elimination of management fees paid to FSQ, Inc. during 2001.......................................                     (11,460)
Addition of FSQ, Inc. expenses.....................................................................                      10,954
Shared services fee:
Pro forma revenues.................................................................................    $229,235
Contract rate......................................................................................        0.6%           1,375
                                                                                                       ------------------------
Total adjustment...................................................................................                     $(3,298)
                                                                                                                        =======

(1) These costs represent payments to third parties to convert financial and patient data previously maintained by Mariner Post-Acute Network and Integrated Health Services, Inc. to our systems.

D. Our lease for 56 facilities requires minimum rent payments of $7,000 per year to Senior Housing. In addition to minimum rent under this lease, beginning in 2004 we must pay percentage rent payments equal to three percent (3%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2003.

E. Represents elimination of interest, net on mortgage debts and related compensating cash balances on properties transferred to Senior Housing, which debts Senior Housing assumed as part of the spin-off.

F.       Represents shares issued as consideration in the FSQ, Inc. merger.

G. Represents the 2001 historical operating revenue and facility operating expenses for the 31 Marriott facilities which we began to lease on January 11, 2002. The 31 Marriott facilities' results are accounted for on the basis of 13 four-week periods per fiscal year. Amounts presented as 2001 and related adjustments represent the period from December 30, 2000 through December 28, 2001. General and administrative expenses include management fees paid to Marriott under the terms of its management agreements.

H. Represents the elimination of historical depreciation and amortization expense related to the 31 Marriott facilities. These facilities were acquired by Senior Housing and leased to us. Accordingly, depreciation and amortization expense will be incurred by Senior Housing.

I. Represents the elimination of historical expenses incurred by the former owner of the 31 Marriott facilities, and the addition to our shared services agreement fee applicable to these operations:


Elimination of corporate expenses of seller.........                    $(1,972)
Shared services fee:
     Pro forma revenues.............................  $277,499
     Contract rate..................................      0.6%            1,665
                                                      -------------------------


Total adjustment....................................                    $  (307)
                                                                        =======

J. Our lease for the 31 Marriott facilities requires minimum rent payments of $63,000 per annum. In addition to minimum rent under this lease, beginning in 2003 we must make percentage rent payments to Senior Housing in an amount equal to five percent (5%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2002.

K. Represents deposits made into reserves for capital improvements in accordance with the management agreements for the 31 Marriott facilities and which, under our lease with Senior Housing, will be paid to Senior Housing as additional rent.

L. Represents the elimination of historical interest expense. Incident to its acquisition of the 31 Marriott facilities, Senior Housing prepaid or assumed this debt and the obligation for this expense.

M. Represents our issuance of 3,823,300 shares of common stock offered in March and April 2002 pursuant to an underwritten public offering.

N.       Represents   historical   operating  revenues  and  facility  operating
         expenses of the five facilities we acquired in April 2002. Amounts presented are for the seller's year ended November 30, 2001.

O. Represents elimination of historical depreciation expense and the addition of our depreciation expense based upon the purchase price plus closing costs totaling $46,000:


Elimination of historical depreciation expense on five communities acquired..........     $  (313)
Addition of depreciation expense based on purchase price plus closing costs..........       1,035
                                                                                          -------

Total adjustment.....................................................................     $   722
                                                                                          =======

P. Represents the elimination of historically incurred general and administrative costs of the seller of the five communities acquired net of our additional costs under our shared services agreement calculated as follows:


Elimination of seller's general and administrative expenses........              $(1,462)
Shared services fee:
     Pro forma revenues............................................  14,217
     Contract rate.................................................    0.6%           85
                                                                     -------------------


Total adjustment...................................................              $(1,377)
                                                                                 =======

Q. Represents the elimination of historically incurred rental expense. These five communities are owned by us without a lease obligation.

R. Represents elimination of annual depreciation expense related to Overland Park.

S. We lease nine senior living communities, including Overland Park, from Senior Housing under a lease that requires minimum rent payments of $6,285 per year to Senior Housing, of which $1,270 is allocable to the Overland Park facility. In addition to minimum rent under this lease, beginning in 2005 we must pay percentage rent payments equal to four percent (4%) of net resident revenues in excess of net resident revenues at each facility during 2004. Rent expense allocable to the Overland Park facility is offset by amortization of deferred gain. Amount is calculated as follows:


              Annual rent expense                                $  1,270
              Amortization of deferred gain                            (2)
                                                                 --------

              Total adjustment                                   $  1,268

T. The pro forma tax provision is based on a blended federal and state income tax rate of 35%.

Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2002

U. Adjustment represents the operational results of the acquired assets for the five senior living communities we acquired on April 1, 2002 for the period January 1, 2002 to the date of their acquisition. These properties were acquired by us on April 1, 2002.

V. We lease nine senior living communities, including Overland Park, from Senior Housing under a lease that requires minimum rent payments of $6,285 per year to Senior Housing, of which $1,270 is allocable to the Overland Park facility. In addition to minimum rent under this lease, beginning in 2005 we must pay percentage rent payments equal to four percent (4%) of net resident revenues in excess of net resident revenues at each facility during 2004. Rent expense is offset by amortization of deferred gain. Amount is calculated as follows:

                Annual rent expense                  $     1,270
                Amortization of deferred gain                 (2)
                                                     -----------

                Total annual adjustment                    1,268

                Prorated for six months              $       634


W. Represents elimination of six months depreciation expense related to Overland Park.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIVE STAR QUALITY CARE, INC.


                                     By: /s/  Bruce J. Mackey Jr.
                                         Name:    Bruce J. Mackey Jr.
                                         Title:   Treasurer and Chief Financial
                                                  Officer



Date:  November 12, 2002